                                                                     EXHIBIT 2.1

                               SECRETARY OF STATE


                                 STATE OF NEVADA


                                CORPORATE CHARTER


I, DEAN HELLER, the duly elected and qualified Nevada Secretary of State, do hereby certify that REVENUE MINES, INC. did on July 11, 1997 file in this office the original Articles of Incorporation; that said Articles are now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said Articles contain all the provisions required by the law of said State of Nevada.

                                IN WITNESS WHEREOF, I have hereunto set my
                                Hand and affixed the Great Seal of State, at my Office in Carson City, Nevada, on July 14, 1997


                                /s/ Dean Heller

                                Secretary of State

                                By: /s/ Beverly J. Davenport
                                       Certification Clerk

(STATE SEAL)

                            ARTICLES OF INCORPORATION
                            -------------------------
                                       OF
                                       --
                               REVENUE MINES, INC.
                               ------------------

     We the undersigned natural persons of the age of twenty-one years or more. acting as incorporators of a corporation under the Nevada Business Corporation Act, adopt the following Articles of Incorporation for such corporation:

ARTICLE I:                     NAME OF CORPORATION
                               -------------------

        The name of the Corporation is:

                                  Revenue Mines, Inc.

ARTICLE 11:                    CORPORATION DURATION
                               --------------------

        The period of the duration of this corporation is perpetual unless dissolved pursuant to law.

ARTICLE III:                   OBJECTS AND PURPOSES
                               --------------------

        (a) To acquire, operate, sell or otherwise deal in natural resources and/or properties, including all activities necessary or related thereto.

        (b) To purchase and otherwise acquire, or invest in, own, hold, use, manage, operate, improve, develop, sub-divide, encumber, sell, and otherwise directly or indirectly deal in and dispose of property, real and personal, together with equities and interest therein.

        (c) To engage in or otherwise acquire, own and invest in any commercial or industrial enterprise calculated or designed to be profitable to this Corporation, and for any lawful purpose or purposes, unless a different manner is prescribed by the statutes of the State of Nevada relative to the formation of a corporation for a particular purpose.

        (d) To act as agent, representative, merchandise broker in buying and selling any and all kinds of personal property, for itself, or on behalf of others, as the board of directors may from time to time determine.

        (e) In addition, and not by way of limitation, to do all and everything necessary, suitable, convenient and proper for the accomplishment of any of the purposes, or the attainment of any of the objects, or the furtherance of any of the powers hereinbefore set forth, and to do every other act or acts, thing or things, incidental or appurtenant to or growing out of or connected with the aforesaid business or powers, or any part or parts thereof permitted or specifically authorized by existing law or laws hereinafter enacted.

        (f) To engage in any other lawful business.
            --------------------------------------


ARTICLE IV:    AUTHORIZED CAPITAL AND AGGREGATE SHARES
               ---------------------------------------

        The aggregate number of shares which the corporation shall have authority to issues is 51,000,000 shares divided into two classes as follows:

        (i) 50,000,000 shares of common voting stock of the par value of $0.01 (1 cent) per share.

        (ii) 1,000,000 shares of preferred stock. par value $1.00 (1 dollar) per share.

        The Board of Directors is hereby expressly vested with the authority to divide and issue the shares of any preferred or special class of stock into series, fix and determine the variations, relative rights and preferences of the shares of any series so established including. but not restricted to, rate of dividend, price, terms and conditions on which share may be redeemed, amount payable in event of involuntary dissolution, amount payable in event of voluntary liquidation, any sinking fund provision for redemption, or purchase of shares, terms and conditions on which shares may be converted, if shares of any series are issued with the privilege of conversion, all in accordance with and within the limitations of the Nevada Business Corporation Act.

        Subject to the powers of the Board of Directors expressly vested to divide and issue preferred and special classes of stock as above set forth, with reference to the stock of this Corporation. it is further agreed that

        (a) Nonassessability.
            ----------------
            The fully paid stock in this corporation shall be nonassessable.

        (b) Cumulative Voting.
            -----------------
            Cumulative voting of shares is not permitted.

        (c) Preemptive Rights.
            -----------------

            Shareholders shall have no preemptive rights to acquire unissued shares or treasury shares, provided however, all unissued and treasury shares may be sold, issued and otherwise disposed of and dealt with from time to time as the Board of Directors shall determine within the limitations of Nevada law.

        (d) The Board of Directors has the right and power from time to time to grant options to its officers and employees to purchase and acquire company unissued or treasury stock, including qualified stock options and statutory employee stock options and plans pursuant to the provisions of the Federal Revenue Act of 1964 and laws amendatory thereto, and nonstatutory stock options to said persons or other persons associated with the company as the Board of Directors shall determine, without prior or any consent, approval or ratification of the stockholders, except as to statutory options for officers and employees as may be required by the said Federal Revenue Act of 1964, and any amendments thereto.

     (e) In connection with any borrowing of monies by the Corporation for business purposes, the Board of Directors may, when required or considered to be to the best interests of the Corporation. grant options. issue warrants or other senior or equity security and stock rights, obligations for the issuance and purchase of unissued or treasury shares of the Corporation to the lenders or investors in such borrowing, upon terms, conditions and considerations as the Board of Directors shall determine.

     (f)  Stock Dividends.
          ---------------
          Subject to limitations of applicable law, declared dividends may be paid wholly or in part in shares of the Corporation out of any treasury shares or its own authorized unissued shares, as determined by the Board of Directors.

ARTICLE V:     REQUIREMENT BEFORE COMMENCING BUSINESS
               ---------------------------------------

          The Corporation will not commence business until consideration of the value of at least OneThousand Dollars ($1,000.00) has been received for the issuance of shares.

ARTICLE VI:    REGISTERED OFFICE, REGISTERD AGENT AND PLACE OF BUSINESS
               --------------------------------------------------------

     The post office address of the Corporation's registered office is 1920 East 7130 South, Salt Lake City, Utah 84121. The principle place of business of the Corporation is Salt Lake City, Utah and branch offices and additional places of business may be established and maintained for the carrying on of any part of the Corporation business in such other place or places within or without the State of Nevada as the Board of Directors may from time to time determine.

     The name of the resident agent is Arleen Maddera, located at 7840 Wishing Well Rd., Las Vegas, Nevada 89123.

ARTICLE VII:   BOARD OF DIRECTORS
               ------------------

     The number of directors of the company shall be not less than three and not more than nine, and subject to such minimum limitation, the number of directors constituting the Board of Directors shall be fixed by the Bylaws, and within such limits any increase in the number of directors may be filled by the Board of Directors from time to time as said Board determines, and it is further agreed that:

     (a)  Management of Corporation Business
          ----------------------------------
          The business and affairs of the Corporation shall be managed, and its corporate powers shall be exercised, by the Board of Directors with respect to all business and matters without consent, approval or ratification by the shareholders, unless otherwise expressly provided or prohibited by law.

     (b)  Qualification of Director
          -------------------------
          Every director shall be a citizen of the United States of America, of legal and lawful age.

     (c)  Election of Directors
          ---------------------
          Directors shall be elected by the stockholders entitled to vote at the annual meeting of the shareholders or at any special meeting of the shareholders entitled to vote called for that purpose, which elections shall be by ballot and each share of issued and outstanding common voting stock entitled to vote shall have one (1) vote: voting may be either in person or by written proxy; provided no decrease in the number of directors shall have the effect of shortening the term of any incumbent director and subject to the filling of vacancies in the Board of Directors provided in subparagraph (e) below.

     (d)  Directors' Term Of Office
          -------------------------
          The term of office of directors shall be for a period of one (1) year, or until their successors are fully elected and qualified.

     (e)  Vacancies in Board of Directors
          -------------------------------
          Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors, and for the unexpired term of his predecessor in office.

     (f)  Resignation of Director
          -----------------------
          Any director may resign by filing his written resignation with the President, Secretary or the Board of Directors. Said resignation shall become effective on the date specified in the resignation, and if none is specified, upon the acceptance thereof by the Board of Directors, and should said Board fail to act upon such resignation within two weeks after the same is filed, the resignation shall then become effective on the date filed and the office shall be deemed vacant.

     (g)  Removal of Directors
          --------------------
          Directors of this Corporation may be removed at any time with or without cause by the majority vote of the issued and outstanding common voting stock of the Corporation entitled to vote at any shareholder's meeting expressly called for that purpose.

     (h)  Quorum of Directors
          -------------------
          A majority of the number of directors composing the Board of Directors within the limits fixed by the Bylaws of the Corporation shall constitute a quorum and a majority of such quorum is authorized to transact the business affairs and exercise the corporate powers of the Corporation, unless a greater number is required by these Articles of Incorporation or the Bylaws or by law as to a specified matter.

     (i)  Directors' Meetings. Place and Notice Thereof
          ---------------------------------------------

          Meetings of the Board of Directors, either regular or special, together with the place, notice and purpose thereof shall be in accordance with the applicable provisions of the Nevada Business Corporation Act, and the laws amendatory thereto.

ARTICLE VIII:       OFFICERS
                    --------

     The officers of this Corporation shall consist of a President. one or more Vice- Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors and at such time and in such manner as may be prescribed by law and any Bylaws. Such other officers, including the office of the Chairman of the Board of Directors, assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors.

     (a)  Officers' Term of Office
          ------------------------
          The term of office of the officers shall be for one (1) year and until their successors are elected or appointed, and qualified, and assistant officers as provided in the Bylaws.

     (b)  Removal of Officers
          -------------------
          Any officer may be removed by the Board of Directors or by a committee, if any, and so authorized by the Board of Directors, whenever in its judgment the best interests of the Corporation will be served thereby; but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contract rights.

ARTICLE IX:         SHAREHOLDERS MEETINGS, NOTICE THEREOF AND QUORUM
                    ------------------------------------------------

          (a)  Meetings of Shareholders
               ------------------------
          All meetings of shareholders shall be held at the registered office of the Corporation or at such other place either within or without the State of Nevada, as may be provided in the Bylaws.

          (b)  Annual Meeting
               --------------
          The annual meeting of the shareholders shall be at such time as may be provided in the Bylaws.

          (C)  Notice
               ------
               Notice of any and all meetings of the shareholders shall be given in accordance with the provisions of the Nevada Business Corporation Act, and the Bylaws of the Corporation.

          (d)  Quorum
               ------

               A majority of the shares entitled to vote represented in person or by proxy shall constitute a quorum at meetings of shareholders and if a quorum is present, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on the subject matter, including the election of directors, shall be by the act of the shareholders, unless the vote of a greater number is required by law or the Bylaws if not contrary to law.

          (e)  Continuation of Meeting for Lack of Ouorum
               ------------------------------------------
               Any meeting of the shareholders may be continued from time to time to a date certain for lack of a quorum by the majority vote of those present and entitled to vote in person or by proxy until a quorum is present, provided that said postponement and/or continuation of said meeting shall not exceed a total of thirty (30) days from the date originally stated for said meeting.

          (f)  Failure to Hold Annual Meeting
               ------------------------------
               Failure to hold any annual meeting of the shareholders on the date provided in the Bylaws shall not work a forfeiture dissolution or interfere with or affect the corporate rights and powers of this company, and such meeting may be called by and upon the notice provided above for the calling of the meetings of the shareholders.

ARTICLE X:          BYLAWS
                    ------
     The Board of Directors may adopt, amend, and repeal at will such Bylaws as are not consistent with law, these Articles of Incorporation, corporate rights and vested privileges and Nevada Business Corporation Act.

ARTICLE XI:         OFFICERS' AND DIRECTORS' INTEREST
                    ---------------------------------
     Unless otherwise prohibited by law. in the absence of fraud, no contract or other transaction between this Corporation and any other corporation or any other partnership or association shall be affected or invalidated by the fact that any director or officer of this corporation is pecuniarily or otherwise interested in or is a director, member or officer of such other corporation or of such firm, association or partnership or is a party to or is pecuniarily or otherwise interested in such contract or other transaction or in any way connected with any or persons, firm, association, partnership or corporation pecuniarily or otherwise interested therein; any director may be counted in determining the existence of a quorum at any meeting of the Board of Directors of this Corporation for the purpose of authorizing any such contract or transaction with like force and effect as if he were not so interested, or was not a director. member or officer of such other corporation, firm, association or partnership.

ARTICLE XII:        NON-LIABILITY OF SUBSCRIBER AND
                    -------------------------------
                    SHAREHOLDER
                    -----------
     The private property of the shareholders and subscribers to shares shall not be liable or subject to the debts or obligations of the Corporation or its creditors, and such holder of or subscriber to shares of the Corporation shall likewise be under no obligation to said Corporation or its creditors, except the amount of unpaid subscriptions, if any.

ARTICLE XIII:       INDEMNITY OF OFFICERS AND DIRECTORS
                    -----------------------------------
     The Corporation shall indemnify any and all of its directors or officers or former directors or officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they, or any of them, are made patties, or a party, by reason of being or having been directors or officers or a director or officer of the Corporation, or of such other corporation. except in relation to matters as to which any such director or officer or former director or officer or person shall be adjudged in such action, suit, or proceeding to be liable for negligence or misconduct in the performance of duty. Such indemnification shall not be deemed exclusive of any other rights to which those indemnified may be entitled, under any bylaw, agreement, vote of shareholders or otherwise.

ARTICLE XIV:        FIRST BOARD OF DIRECTORS
                    ------------------------

     The names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall quality are:

     NAME                              ADDRESSS

     Ray H. Albrechtsen                1920 East 7130 South
                                       Salt Lake City, UT 84121

     Margaret Bullick                  954 East So. Union Ave., #22
                                       Midvale, UT 84047

     Bart Albrechtsen                  c/o 1920 East 7130 South
                                       Salt Lake City, UT 84121

ARTICLE XV:         INCORPORATORS
                    -------------

     The name and address of each incorporator is:

     NAME                              ADDRESS
     ----                              -------

     Ray H. Albrechtsen                1920 East 7130 South
                                       Salt Lake City, UT 84121

     Margaret Bullick                 954 East So. Union Ave., #22
                                      Midvale, UT 84047

ARTICLE XVI:        DISTRIBUTIONS IN PARTIAL LIQUIDATION
                    ------------------------------------

     The Board of Directors of the Corporation may, from time to time, distribute to the shareholders in partial liquidation, out of capital or capital surplus of the Corporation, a portion of its assets, in cash or property, to the full extent permitted by the Nevada Business Corporation Act, as now existing or as hereafter amended.

ARTICLE XVII:       RIGHT TO ACQUIRE OWN SHARES
                    ---------------------------

     The Corporation shall have the right to redeem. purchase. take, or receive, or otherwise acquire. hold, own, pledge, transfer, or otherwise dispose of its own shares to the extent of unreserved and unrestricted capital surplus available therefor.

ARTICLE XVIII:      INVALIDATION
                    ------------

     Any Article, subparagraph of any Article or part thereof, of these Articles of Incorporation of amendments thereto, that may be from time to time declared and adjudged by any Court of competent jurisdiction to be in violation of any provisions of law. shall not invalidate any of the Articles of Incorporation, amendments thereto, subparagraph thereof or part thereof, not inconsistent with the Articles or amendments thereto, or subparagraph or part thereof so declared and adjusted to be invalid.

ARTICLE XIX:        AMENDMENTS
                    ----------

     These Articles of Incorporation may be amended from time to time in any and as many respects as may be desired in accordance with the provisions of the Nevada Business Corporation Act and laws amendatory thereto, by a majority vote of its voting capital stock entitled to vote at any special meeting of the shareholders called for the purpose, or at the annual meeting of shareholders when the notice thereof includes amending these Articles as part of the business of said annual meeting.

ARTICLE XX          COMMON DIRECTORS
                    ----------------

     As provide by Nevada Revised Statutes 78.140, without repeating the section in full here, the same is adopted and no contract or other transaction between this Corporation and any of its officers, agents or directors shall be deemed void or voidable solely for that reason. The balance of the provisions of the code section cited, as it now exists, allowing such transactions, is hereby incorporated into this Article as though more fully set-forth, and such Article shall be read and interpreted to provide the greatest latitude in its application.

ARTICLE XXI         LIABILITY OF DIRECTORS AND OFFICERS
                    -----------------------------------

     No Director, Officer or Agent, to include counsel, shall be personally liable to the Corporation or its Stockholders for monetary damage for any breach or alleged breach of fiduciary or professional duty by such person acting in such capacity. It shall be presumed that in accepting the position as an Officer, Director, Agent or Counsel, said individual relied upon and acted in reliance upon the terms and protections provided for by this Article. Notwithstanding the foregoing sentences, a person specifically covered by this Article, shall be liable to the extent provided by applicable law, for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or for the payment of dividends in violation of NRS 78.300

ARTICLE XXII:       ELECTION REGARDING NRS 78.378 - 78.3793
                    ---------------------------------------
                    and 78.411 - 78.444
                    -------------------

          This Corporation shall NOT be governed by nor shall the provisions of NRS 78.378 through and including 78.3793 and NRS 78.411 through and including
78.444 in any way whatsoever affect the management, operation or be applied in this Corporation. These Articles may only be amended by a majority vote of not less than 90% of the then issued and outstanding shares of the Corporation. A quorum of outstanding shares for voting on an Amendment to these articles shall not be met unless 95% or more of the issued and outstanding shares are present at a properly called and noticed meeting of the Stockholders. The super-majority set-forth in these Articles only applies to any attempted amendment to these Articles.

Dated this 8/th/ day of July, 1997 at Salt Lake City, Utah.

                                   /s/ Ray H. Albrechtsen
                                   ---------------------------------------------
                                   Ray H. Albrechtsen

     INCORPORATORS:

                                   /s/ Margaret Bullick
                                   ---------------------------------------------
                                   Margaret Bullick

STATE OF UTAH       )
                    : ss

COUNTY OF SALT LAKE)

     On this 8/th/ day of July, 1997, personally appeared before me Ray H. Albrechtsen, and Margaret Bullick, the signers of the above instrument, who duly acknowledged to me that they executed the same.

                                         /s/ Denise M. Williams
                                         --------------------------------------
                                         Notary Public

Acknowledgment and Acceptance of
Appointment as Agent for Service of Process:

/s/ Arleen Maddera
------------------------------------------

                       ARTICLES AND CERTIFICATE OF MERGER
                                       OF
                               REVENUE MINES, INC.
                              (a Utah Corporation)
                                      INTO
                               REVENUE MINES, INC.
                             (A Nevada Corporation)

Pursuant to Section 92A.120 and 92A.190 of the Nevada General Corporation Law and Section l6a-l 105 of the Utah Revised Business Corporation Act, the two undersigned corporations (the "Constituent Corporations") adopt the following Articles of Merger for the purpose of merging them into one corporation (the "Merger"), and each corporation hereby certifies to the information below with respect to the Merger:

             FIRST:     The names and state of incorporation of the two
Constituent Corporations effecting the Merger are:

            Name                   Domicile                  Status
            ----                   --------                  ------

    Revenue Mines, Inc.             Nevada            Surviving Corporation
    Revenue Mines, Inc.              Utah            Assimilated Corporation



             SECOND: The name of the Surviving Corporation in the Merger shall be Revenue Mines, Inc. Section 16-10a-1101 of the Utah Revised Business Corporation Act and Sections 91A.120 and 92A.190 of the Nevada General Corporation Law permit this Merger. The Assimilated Corporation has authorized 50,000,000 Common shares par value $0.01, of which 8,685,510 are issued and outstanding, and 1,000,000 Preferred shares $1.00 par value, none of which have been issued or are outstanding.

             THIRD: The Merger shall not effect any change in the Articles of Incorporation of the Surviving Corporation as in effect on the date these Articles of Merger are duly filed with the respective Secretaries of State of the States of Nevada and Utah.

             FOURTH: A copy of the Merger Agreement dated July 22, 1997, setting forth the terms and conditions of the Merger and of the manner of converting the outstanding securities of the Assimilated Corporation into securities of the Surviving Corporation, is appended in the form executed to these Articles of Merger as Exhibit A and is herein fully incorporated by reference, and will be furnished to any shareholder of a Constituent Corporation, without charge, who so requests.

             FIFTH: The Merger Agreement has been approved and adopted by the respective boards of directors of the Constituent Corporation and certified, executed and acknowledged by each of the Constituent Corporations in the manner prescribed by the respectively applicable laws of Nevada and Utah.

              SIXTH.    The Merger Agreement was duly approved, as follows:

                    (A) by shareholders of the Assimilated Corporation on July
              21, 1997, voting 5,435,750 shares FOR and 0 shares AGAINST, out of a total of 5,685,510 voting shares issued and outstanding entitled to vote thereon, all of a class, a number sufficient for approval; and

                    (B) by the Board of Directors, of the Surviving Corporation
              on July 18, 1997. The Surviving Corporation does not have any of it stock issued or outstanding.

              SEVENTH: An executed Merger Agreement is on file at the principal place of business if the Surviving Corporation which is located at 1920 East 7130 South, Salt Lake City, Utah, and copy thereof will be furnished without charge to any shareholder of a Constituent Corporation who so requests.

              EIGHTH: The Registered Office of the surviving corporation in the State of Nevada located at 7840 Wishing Well Rd., Las Vegas, Nevada, and the Registered Agent at such address is Arleen Maddera.

              NINTH: The surviving corporation in this Merger by execution and the due filing of these Articles of Merger hereby (a) agrees that it may be served with process in the State of Utah in any proceeding for the enforcement of any obligation of the Assimilated Corporation and in any proceeding for the enforcement of the rights of any dissenting shareholder of the Assimilated Corporation against the Surviving Corporation, (b) irrevocably appoints the Secretary of the Department of State of the State of Utah as its agent to accept service of process in any such proceeding brought against the Assimilated Corporation in the State of Utah, which should be served on the Surviving Corporation at the address set forth in Article SEVENTH above, and (c) agrees that it will promptly pay to the dissenting shareholders, if any, of the Assimilated Corporation the amount, if any, to which they are entitled under the provisions of the Utah Business Corporation Act with respect to the rights of dissenting shareholders.

              TENTH: The Merger shall be effective when these Articles of Merger are duly filed for recordation with the office of the Secretary of State of the States of Nevada and Utah.


              IN WITNESS WHEREOF, these Articles and Certificate of Merger have been duly executed as of the date set forth below by the authorized officers of the Constituent Corporations.

       Dated:  July 22, 1997                     Revenue Mines, Inc.
                                                (A Nevada Corporation)
       ATTEST:

                                                  By:  /s/  Ray H. Albrechtsen
                                                  ----------------------------
                                                            Ray H. Albrechtsen,
       By:   /s/  Margaret Bullick,                         President
             -----------------------------
             Margaret Bullick, Secretary

                                                  Revenue Mines, Inc.
                                                  (A Utah Corporation)
        ATTEST:

                                                  By:  /s/  Ray H. Albrechtsen
                                                    ----------------------------
       By:   /s/  Margaret Bullick,                         Ray H. Albrechtsen,
             -----------------------------                  President
             Margaret Bullick, Secretary

State of Utah              )
                           : ss
County of Salt Lake        )

         Subscribed and sworn to before me this 22/nd/ day of July, 1997


                                                     /s/ Denise M. Williams
                                                     ---------------------------
                                                     Notary Public

                            CERTIFICATE OF AMENDMENT
                            ------------------------
                                       OF
                                       --
                            ARTICLES OF INCORPORATION
                            -------------------------
                                       OF
                                       --
                               REVENUE MINES, INC.
                               -------------------

         We, the undersigned President and Secretary of REVENUE MINES, INC. hereby certify as follows:

         1. That the Board of Directors of said corporation at a meeting duly convened, held on December 3, 1997, adopted resolutions to amend the original Articles of Incorporation filed on July 11, 1997 as follows:

         ARTICLE I is hereby amended to read as follows:

                 The name of the corporation is:

                       CASPIAN ENERGY INTERNATIONAL, INC.

         ARTICLE IV, first paragraph, is hereby amended to read as follows:

                  That the total number of common stock authorized that may be issued by the Corporation is ONE HUNDRED MILLION (100,000,000) shares of stock @ $.O1 par value. Said common shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

                  Preferred Stock may also be issued by the Corporation from time to time in one or more series and in such amounts as may be determined by the Board of Directors. The designations, voting rights, amounts of preference upon distribution of assets, rates of dividends, premiums of redemption, conversion rights and other variations, if any, the qualifications, limitations or restrictions thereof, if any, of the Preferred Stock, and of each series thereof, shall be such as are fixed by the Directors, authority so to do being hereby expressly granted, and as are stated and expressed in a resolution or resolutions adopted by the Board of Directors providing for the issue of such series of Preferred Stock.

     ARTICLE VII, first paragraph, is hereby amended to read as follows:

          The number of directors of the company shall be not less that one and not more than nine, and subject to such minimum limitation, the number of directors constituting the Board of Directors shall be fixed by the By-Laws, and within such limits any increase in the number of directors may be filled by the Board of Directors from time to time as said Board determines, and it is further agreed that:

     ARTICLE VII(b) is hereby amended to read as follows:

          Qualification of Director: A director shall not be required to be a
          -------------------------
          citizen of the United States of America but must be of legal and lawful age.

          2. The number of shares of the corporation outstanding and entitled to vote on amendments to the Articles of Incorporation is 568,551, that said amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon at a stockholders meeting held on December 22, 1997.

                                   /s/  Edward W. Blessing
                                   --------------------------------------------
                                   EDWARD W. BLESSING, President


                                   /s/ Carmine J. Bua, III
                                   ---------------------------------------------
                                   CARMINE J. BUA, III, Secretary

STATE OF TEXAS   )
                 ) ss.
COUNTY OF DALLAS )

          On December 23, 1997, personally appeared before me, a Notary Public, EDWARD W. BLESSING, known to me to be the person whose name is subscribed to the foregoing Certificate of Amendment of Articles of Incorporation and acknowledged that he executed the same.

                                   /s/ D. Darlene Bryan
                                   ---------------------------------------------
                                   Notary Public

(Notary Stamp or Seal)

STATE OF CALIFORNIA   )

                          ) ss.
COUNTY OF SAN DIEGO       )

         On December 22, 1997, personally appeared before me, a Notary Public, CARMINE J. BUA, III, known to me to be the person whose name is subscribed to the foregoing Certificate of Amendment of Articles of Incorporation and acknowledged that he executed the same.

                                /s/ D. Denise I. Cox
                                --------------------------------------------
                                Notary Public

(Notary Stamp or Seal)



                                         (State of Nevada)
                                         Secretary of State

                                         I hereby certify that this
                                         is a true and complete
                                         copy of the document as filed
                                         in this office.

                                         Jan. 02 `98

                                         /s/  Dean Heller

                                         DEAN HELLER

                                         Secretary of State